UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2024

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Engagement of New Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of iBio, Inc. (the “Company”), conducted a competitive process to determine the Company’s independent registered public accounting firm commencing with the audit of the Company’s books and financial records for the year ending June 30, 2024. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on February 15, 2024, upon recommendation from management, the Audit Committee approved the engagement of Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2024. On February 20, 2024, the Company entered into an engagement letter with Grassi and engaged Grassi as the Company’s independent registered public accounting firm effective immediately.

During the fiscal years ended June 30, 2023 and June 30, 2022, and the subsequent interim periods through February 20, 2024, neither the Company nor anyone on its behalf has consulted with Grassi regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

(b) Resignation of Previous Independent Registered Public Accounting Firm

On February 15, 2024, the Company was notified that its independent registered public accounting firm, CohnReznick LLP (“CohnReznick”), is resigning its engagement with the Company effective immediately. CohnReznick’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2023 and June 30, 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than the report for the fiscal year ended June 30, 2023 contained an explanatory paragraph related to the Company’s ability to continue as a “going concern.” The decision of CohnReznick to resign was not initiated or approved by the Audit Committee of the Board of Directors.

During the fiscal years ended June 30, 2023 and June 20, 2022, and the subsequent interim periods through February 20, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and CohnReznick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that during the quarter ended March 31, 2023, the Company identified a material weakness in its controls relating to accounting for stock-based compensation expense relating to the vesting of severed employees’ awards, which the Company fully remediated for the year ended June 30, 2023, as previously disclosed in the Company’s 2023 annual report filed on Form 10-K.

The Company requested CohnReznick LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of CohnReznick’s letter, dated February 20, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from CohnReznick LLP dated February 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024	IBIO, INC.

	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: General Counsel and Corporate Secretary